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EXHIBIT 10.112                    SUBLEASE


OPTIMUMCARE CORPORATION (OptimumCare) and CITRUS VALLEY HEALTH PARTNERS agree that Citrus Valley Health Partners shall sublet the property at 1170 Durfee Avenue, South El Monte, California from OptimumCare under the following conditions:

1. Citrus Valley Health Partners shall rent the 5,031 square feet at the above mentioned location at a rate of $5,785.65 per month.

2. Citrus Valley Health Partners shall pay a security deposit equal to one month's rent.

3. The sublease shall have an initial term beginning with the commencement date of the Mental Health Partial Hospitalization Services Agreement and shall run concurrently with that Agreement and thereafter shall continue at will, cancelable by either party on 180 days notice or in accordance with provision 10.2 or 10.3 of the Agreement.

4. Rent is due on the 1st day of the month, except for the first payment due with submission of the signed sublease.

5. Citrus Valley Health Partners shall pay any proportionate share of lessors "Excess Expenses".



/s/ Edward A.  Johnson
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OptimumCare Corporation                 Citrus Valley Health Partners
Edward A. Johnson
Chairman of the Board


        9/27/91
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Date                                    Date


Landlord's Consent:

/s/ Adam Milstein                                       9/23/98
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Whittier Narrows Business Park
c/o Liberty West, Inc.
Adam Milstein, President